                                                                   EXHIBIT 10.53



                              EMPLOYMENT AGREEMENT
                              --------------------

     EMPLOYMENT AGREEMENT, dated as of ____________, 2000, effective on the Effective Date (as defined below), by and between Holding Company, a Delaware corporation (the "Company") and E.B. Martin, Jr. ("Executive").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, on February ___, 2000, Virginia Corp., Mississippi Corp., and Washington Corp. entered into an Agreement and Plan of Reorganization and Contribution (the "Merger Agreement") providing for the merger of First Merger Sub with and into Virginia and the merger of Second Merger Sub with and into Mississippi (the "Mergers"); and

     WHEREAS, the Merger shall become effective upon the filing of Certificates of Merger with the Secretary of State of Delaware (such date, the "Effective Date");

     WHEREAS, Virginia Merger Sub and Mississippi Merger Sub (when duly formed and incorporated) will be wholly-owned subsidiaries of the Company, and as a result of the Mergers Virginia and Mississippi shall become wholly-owned subsidiaries of the Company;

     WHEREAS, Executive and Mississippi entered into an employment agreement dated as of January 7, 1999 (the "Original Agreement");

     WHEREAS, Executive and the Company desire to terminate the Original Agreement and replace such Original Agreement with this Agreement, and neither party shall have any further rights or obligations under the Original Agreement;

     WHEREAS, the Company desires to employ Executive and to enter into an agreement embodying the terms of such employment (the "Agreement");

     WHEREAS, Executive desires to accept such employment and enter into such Agreement;

     WHEREAS, pursuant to the terms of the Merger Agreement, Executive will be the beneficial and record owner of 3986 shares of the Company's Class E Common Stock, par value $.01 per share (the "Company Stock").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Executive, intending to be legally bound, hereby agree as follows:

     1. Employment.
        ----------

        a. Agreement to Employ. Upon the terms and subject to the conditions of
           -------------------
this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment by the Company.

        b. Employment Period. The term of Executive's employment shall
           -----------------
initially be for a period of one (1) year (the "Initial Term") commencing on the Effective Date and continuing until the first anniversary of the date thereof; provided, however, that such term may be renewed by the mutual agreement of the Executive and the Company for an additional period of one (1) year (each, a "Renewal Term"), unless, in either case, this Agreement shall have been earlier terminated in accordance with Section 5 (the "Employment Period"). For the purposes of this Agreement, the "Expiration Date" shall mean the last day of the Initial Term or any Renewal Term.

     2. Position and Duties.
        -------------------

        During the Employment Period, Executive shall serve as Vice Chairman of the Board of Directors of the Company with such duties and responsibilities as the Board of Directors of the Company may from time to time determine. During the Employment Period, except as set forth herein, Executive shall devote his reasonable business time to the services required of him hereunder, except for vacation time, personal time and reasonable periods of absence due to sickness, personal injury or other disability. Nothing contained herein shall preclude Executive from devoting reasonable periods of time to other matters, so long as such activities do not violate the terms hereof, including Section 7 below, or interfere with the performance of Executive's duties hereunder.

     3. Compensation.
        ------------

        a. Base Salary. The Company shall pay Executive an annual salary of
           -----------
$250,000, with a minimum annual increase of $25,000. If this Agreement is renewed in accordance with Section 1(b), the Compensation Committee of the Board of Directors shall review Executive's base salary in light of the performance of Executive and the Company, and may, in its discretion, increase (but not decrease) such base salary by an amount it determines to be appropriate in addition to the minimum annual increase stated above. Notwithstanding the previous two sentences, Executive's annual base salary payable hereunder shall, if necessary, be increased in order to reflect an amount that is equal to the annual base salary earned by Thomas Sullivan. Executive's annual base salary as payable hereunder, as it may be increased from time to time, is referred to herein as "Base Salary." The Company shall pay Executive his Base Salary in equal monthly installments, or in such other installments as the parties may mutually agree.

        b. Annual Bonus. For each calendar year or part thereof during the
           ------------
Employment Period, Executive shall receive an annual bonus (an "Annual Bonus") equal to no less than the greater of (i) 50% of his Base Salary or (ii) the amount of annual bonus paid to Thomas Sullivan in such year. The Annual Bonus shall be payable within thirty (30) days after certification of the Company's financial statements for such year.

     4. Benefits, Perquisites and Expenses.
        ----------------------------------

        a. Benefit Plans. During the Employment Period, Executive shall be
           -------------
eligible to participate in any welfare benefit plan sponsored or maintained by the Company, including, without limitation, any group life, hospitalization, medical, dental, health, accident or disability insurance or similar plan or program of the Company, in each case, whether now existing or established hereafter, to the extent that Executive is eligible to participate in any such plan under the generally applicable provisions thereof.

        b. Perquisites.  Executive shall be entitled to up to four weeks paid
           -----------
vacation annually in accordance with the Company's policies and practices. Executive shall also be entitled to receive such perquisites (other than grants of equity or other equity-based compensation, such as stock options) as are generally provided to other senior officers of the Company in accordance with the policies and practices of the Company.

        c. Business Expenses. The Company shall pay or reimburse Executive for
           -----------------
all reasonable expenses incurred or paid by Executive in performance of Executive's duties hereunder, upon presentation of expense statements or vouchers and such other information as the Company may reasonably require.

        d. Indemnification. The Company shall, to the maximum extent permitted
           ---------------
by the Company's certificate of incorporation or its bylaws, indemnify Executive and hold Executive harmless from and against any claim, loss or cause of action arising from or out of Executive's performance as an officer, director or employee of the Company or any of its subsidiaries or in any other capacity, including serving as a fiduciary, in which Executive serves at the request of the Company. If any claim is asserted hereunder for which Executive reasonably believes in good faith he is entitled to be indemnified, the Company shall pay Executive's reasonable legal expenses (or cause such expenses to be paid), as may be reasonably required but no less frequently than on a quarterly basis, provided that Executive shall reimburse the Company for such amounts, plus
--------
simple interest thereon at the 90-day United States Treasury Bill rate as in effect from time to time, compounded annually, if Executive shall be found by a final, non-appealable order of a court of competent jurisdiction not to be entitled to indemnification. The indemnification obligations of the Company in this paragraph shall survive any termination of this Agreement.

        e. Directors and Officers Liability Insurance. Executive shall be
           ------------------------------------------
covered by any directors and officers liability insurance maintained by the Company to the same extent that similarly situated senior officers of the Company are covered by such insurance.

     5. Termination of Employment.
        -------------------------

        a.  Early Termination of the Employment Period.  Executive's employment
            ------------------------------------------
under this Agreement may be terminated in any of the following manners:

            i. Executive may, upon two weeks' prior written notice to the Company, voluntarily terminate employment with the Company at any time at the sole discretion of Executive;

           ii. This Agreement shall terminate automatically upon Executive's death;

          iii. The Company may, upon written notice to Executive, terminate this Agreement upon Executive's Disability. As used herein, the term "Disability" shall mean a determination that Executive suffers from illness or other physical or mental impairment that prevents Executive from substantially performing his duties for a period of 90 days during any six-month period during the Employment Period or for 180 days during any 12-month period during the Employment Period. The determination of whether (and, if appropriate, when) a Disability has occurred shall be made by a majority of the Board of Directors of the Company (excluding the Senior Executives that are directors of the Company);

           iv. The Company may terminate Executive's employment under this Agreement with or without cause upon two weeks' prior written notice to Executive.

        b. Benefits Payable Upon Termination.
           ---------------------------------

           i. Following the end of the Employment Period for any reason, the Company shall pay to Executive (or, in the event of his death, his surviving spouse, if any, or his estate): (A) any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the Employment Period ended, and (B) amounts which are vested or which Executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company at or subsequent to the date the Employment Period ends without regard to the performance by Executive of further services or the resolution of a contingency.

           ii. Following the end of the Employment Period for any reason, (i) Executive shall receive a Base Salary in an amount equal to the Base Salary Executive would have been entitled to receive, had Executive not been terminated, for the period commencing on the date of such termination and ending on January 7, 2004, and (ii) Executive shall also receive an Annual Bonus for each calendar year (other than 2004) that would have remained in the Employment Period, had Executive not been terminated, if such period had ended on January 7, 2004.

           iii. Upon the Effective Date, all of the restricted shares of the Company's Class A Voting Common Stock, par value $.01 per share, and Class E Common Stock, par value $.01 per share, that were subject to the vesting and repurchase provisions set forth in Section 7 of the Original Agreement (collectively, the "Restricted Shares") will become fully vested, provided that the Executive remains in continuous service with the Company or any Subsidiary until such Effective Date.

        c. Timing of Payments.
           ------------------

           i. Payments of Base Salary and Annual Bonuses made pursuant to the provisions in Section 5(b)(ii) above shall be calculated based on the year of termination and projected forward for each year remaining in the payment term had the Employment Period ended on January 7, 2004. Upon calculation of such amounts, both the Base Salary and Annual Bonus amounts shall be payable to Executive in a lump sum as soon as practicable, but in no event more than thirty days after the effective date of the termination of Executive's employment.

           ii. Vested benefits referred to in clause (B) of Section 5(b)(i) shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have accrued.

        d.  Continuing Obligations.  After receipt of written notice of
            ----------------------
termination, but prior to the effective date of such termination, Executive shall continue to perform his duties under this Agreement unless specifically instructed to discontinue such performance. In the event of termination, Executive and the Company shall remain liable for their respective obligations accrued under this Agreement prior to the effective date of termination.

     6. Repurchase of Company Stock.
        ---------------------------

        a. If the Executive's employment with the Company is terminated for any reason, including upon expiration of the Initial Term or any Renewal Term, as applicable (the "Termination Event"), Geraldo Vento and Thomas Sullivan, equally, or either of them if the other is no longer employed by the Company, or, if neither of them is then employed by the Company or they refuse to so purchase, the Company or any persons it may designate (the "Purchasers"), shall have the obligation to purchase from the Executive at the Purchase Price per share, and the Executive shall have the obligation to sell to such Purchasers at such price, each share of Company Stock then held by the Executive.

        b. Executive agrees to tender each share of Company Stock to the Purchasers upon receipt of the Purchase Price per share. Any Company Stock purchased by the Purchasers pursuant to this Section 6 shall be equally allocated among them.

        c. For the purposes hereof, the "Purchase Price" per share shall equal the average price of the Company's Class A Voting Common Stock, par value $.01 per share, as quoted on the Nasdaq National Market or other securities exchange for the 20 trading days immediately preceding the Termination Event.

        d. Notwithstanding anything contained herein to the contrary, the Company hereby guarantees the performance of the Purchasers under this Section
6. Furthermore, the Purchasers shall be intended third party beneficiaries of the provisions of this Section 6 and may enforce the rights described in this Section directly against the Executive.

        e. The share certificates evidencing the Company Stock shall be endorsed with the following legend (in addition to any legend required to be placed thereon by applicable federal or state securities laws or the Company's Stockholders Agreement):

           THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, WHICH PROVIDES, AMONG OTHER THINGS, FOR THE REPURCHASE BY THE COMPANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

     7. Noncompetition and Confidentiality.


        a. Noncompetition. During the Employment Period and for six (6) months
           --------------
thereafter, Executive shall not, without the consent of the Company, assist or become associated with any person or entity, whether as a principal, partner, employee, consultant or shareholder

(other than as a holder of not in excess of 5% of the outstanding voting shares of any publicly traded company) that is actively engaged in the business of providing mobile wireless telecommunications services in the Territory (as defined in the Company's Stockholders' Agreement).

        b. Confidentiality. Without the prior written consent of the Company,
           ---------------
except to the extent required by an order of a court having competent jurisdiction or under subpoena from a governmental body or agency, Executive shall not disclose any trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization (including data and other information relating to members of the Board of Directors and management), operating policies and manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information relating to the Company or any of its subsidiaries or affiliates (collectively, "Confidential Information"), to any third person, unless such Confidential Information has been previously disclosed to the public by the Company or is in the public domain (other than by reason of Executive's breach of this Section 7(b)); provided, however, that Executive may disclose Confidential Information to the extent advisable in connection with any disclosures that may be required by law or to enforce this Agreement if the Executive has given the Company advance written notice of his intention to so disclose and a reasonable opportunity to seek a protective court order.

        c. Inventions. Executive hereby sells, transfers and assigns to the
           ----------
Company all of the right, title and interest of Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by Executive, solely or jointly, or in whole or in part, during the Employment Term which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or any subsidiary or affiliate or
(ii) otherwise relate to or pertain to the business, functions or operations of the Company or any subsidiary or affiliate, or (iii) arise (wholly or partly) from the efforts of Executive during the Employment Period. Executive shall communicate promptly and disclose to the Company, in such form as the Company reasonably requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and, whether during the Employment Period or thereafter, Executive shall execute and deliver to the Company (at the Company's sole cost and expense) such formal transfers and assignments and such other papers and documents as may be required of Executive to permit the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereon.

        d. Company Property. Promptly following Executive's termination of
           ----------------
employment, Executive shall return to the Company all property of the Company, and all copies thereof in Executive's possession or under his control, and all tangible embodiments of Confidential Information in Executive's possession in whatever media such Confidential Information is maintained.

        e. Non-Solicitation of Employees. During the Employment Period and for
           -----------------------------
one year thereafter, Executive will not directly or indirectly induce any employee of the Company or any of its subsidiaries or affiliates to terminate employment with such entity, and will not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by the Company or a subsidiary thereof, unless such person's employment was terminated by such entity without cause, such person's employment was terminated by the person for Good Reason, or such person shall have ceased to be employed by the entity for a period of at least six months; provided, however, that the foregoing shall not prevent Executive from engaging in a general solicitation for employment that is not directed at employees of the Company or any of its subsidiaries or affiliates. For the purposes hereof, "Good Reason" shall mean the occurrence, without the person's prior written consent, of (i) a material diminution or alteration by the entity of the person's position, duties or responsibilities, or (ii) the relocation of the person's principal place of performance more than fifty (50) miles from his or her principal place of performance on the Effective Date.

        f. Injunctive Relief with Respect to Covenants. Executive acknowledges
           -------------------------------------------
and agrees that the covenants and obligations of Executive with respect to noncompetition, inventions, confidentiality and Company property contained in this Section 7 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order, or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of the covenants and obligations contained in this
Section 7. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

    8.  No Conflict With Prior Agreements; Due Authorization.
        ----------------------------------------------------

        a. Executive represents to the Company that neither Executive's execution of this Agreement or commencement of employment hereunder nor the performance of Executive's duties hereunder conflicts with any contractual commitment on Executive's part to any third party. The Company represents to Executive that it is fully authorized and empowered by action of the Company's Board of Directors to enter into this Agreement and that performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or other entity.

        b. Nothing herein shall be construed to require Executive to use or disclose any information that he is prohibited from using or disclosing as a result of legal or contractual obligations.

        c. Upon the Effective Date, the Original Agreement shall terminate, this Agreement shall replace the Original Agreement, and no party to the Original Agreement shall have any further rights or obligations under the Original Agreement.

    9.  Miscellaneous.
        -------------

        a. Income Tax Payment. Subject to Section 9(b), if the Executive has
           ------------------
received or will receive any non-cash compensation or recognize any non-cash income in connection with or as a result of the amendment of the Original Agreement to accelerate the vesting of, and remove the net exercise price requirements applicable to, the Restricted Shares, then Mississippi shall pay the Executive in cash an amount (the "Income Tax Payment") equal to all federal, state and local income taxes payable by the Executive with respect to such non- cash compensation or income and with respect to such Income Tax Payment. The Income Tax Payment shall be paid by Mississippi to the Executive within 30 days of the written request therefor made by the Executive.

        b. Payment of Additional Amount. If in the opinion of tax counsel
           ----------------------------
selected by the Executive and reasonably acceptable to the Company, the Executive has received or will receive any compensation or recognize any income from the Company or any of its affiliates (whether pursuant to this Agreement or otherwise) which in the opinion of counsel will constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code (or for which a tax is otherwise payable under Section 4999 of the Code), then Mississippi shall pay the Executive an additional amount (the "Additional Amount") equal to the sum of (i) all taxes payable by the Executive under Section 4999 of the Code with respect to all such excess parachute payments and any such Additional Amount, plus (ii) all federal, state and local income taxes payable by Executive with respect to any such Additional Amount; provided, however, that in no event shall the aggregate amount determined or paid to Executive under this Section 9(b) and Section 9(a) (disregarding, for this purpose, any portion of the Additional Amount attributable to the conversion of Executive's shares of Mississippi Voting Preference Stock) exceed $26,000,000, less all income tax, excise tax and other gross-up payments paid or payable to other executives of the Company or to present or former employees of Mississippi under Section 6.2(b)(iii)(F) of the Merger Agreement. Any amounts payable pursuant to this Section shall be paid by Mississippi to the Executive within 30 days of each written request therefor made by the Executive.

        c. Survival. Sections 4(d), 5, 6, 7, 8 and 9 shall survive the
           --------
termination hereof.

        d. Binding Effect. This Agreement shall be binding on the Company and
           --------------
any person or entity which succeeds to the interest of the Company (regardless of whether such succession occurs by operation of law) by reason of the sale of all or a portion the Company's stock, a merger, consolidation, or reorganization involving the Company or a sale of the assets of the business of the Company (or portion thereof) in which Executive performs a majority of his services. This Agreement shall also inure to the benefit of Executive's heirs, executors, administrators and legal representatives.

        e. Assignment. Except as provided under Section 9(d), neither this
           ----------
Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party, except that the Company may delegate to any of its direct or indirect wholly owned subsidiaries its obligations to provide compensation and benefits hereunder; provided no such delegation shall relieve the Company of its obligations hereunder.

        f. Entire Agreement. This Agreement, together with any Schedules
           ----------------
attached hereto, constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. Executive acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has been represented and fully advised by competent counsel in entering into this Agreement, that he has read it and that he understands it and its legal consequences. No parol or other evidence may be admitted to alter, modify or construe this Agreement, which may be altered, modified or amended only by a writing signed by the parties hereto.

        g. Severability; Reformation. In the event that one or more of the
           -------------------------
provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event that any of Sections 7(a), (b) or (c) is not enforceable in accordance with its terms, Executive and the Company agree that such Section shall be reformed to make such Section enforceable in a manner which provides the Company the maximum rights permitted at law.

        h. Waiver. Waiver by any party hereto of any breach or default by the
           ------
other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his rights hereunder on any occasion or series of occasions.

        i. Notices. Any notice required or desired to be delivered under this
           -------
Agreement shall be in writing and shall be delivered personally against receipt, by courier service or by registered mail, return receipt requested, and shall be effective upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

               If to the Company, to the attention of its Board of Directors at the Company's principal executive offices.

               If to Executive:

                    E.B. Martin, Jr.
                    2306 Twin Lakes Cr.
                    Jackson, MS 39211

        j. Headings. Headings to paragraphs in this Agreement are for the
           --------
convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

        k. Counterparts. This Agreement may be executed in counterparts, each of
           ------------
which shall be deemed an original but all of which together shall constitute one and the same instrument.

        l. Withholding. Any payments provided for herein shall be reduced by any
           -----------
amounts required to be withheld by the Company from time to time under applicable Federal, State or local income or employment tax laws or similar statutes or other provisions of law then in effect.

        m. Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the internal laws of the State of New York.

        n. Resolution of Disputes. All disputes, controversies and claims
           ----------------------
arising in connection with this Agreement (other than claims for equitable relief to enforce any provision in this Agreement) that are not settled by agreement between the parties shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect from time to time. A single arbitrator shall be appointed by agreement between the parties or, failing such agreement, by AAA. Executive and the Company shall, if possible, mutually agree upon a neutral forum for arbitration; in the absence of such agreement, the site of arbitration shall be Atlanta, Georgia. The arbitrator may grant any remedy that (s)he deems just and equitable within the scope of this Agreement, including specific performance. The award of the arbitrator shall be final and binding and judgment thereon may be entered in any court having jurisdiction. The costs and expenses (including reasonable attorney's fees) of the prevailing party shall be borne and paid by the party that the arbitrator determines is the non-prevailing party.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Executive has hereunto set his hand as of the day and year first above written.

                                    HOLDING COMPANY


                                    By: ______________________________________

                                         Name:
                                         Title:


                                    EXECUTIVE:

                                    E.B. MARTIN, JR.


                                    ___________________________________________





                                     S-IV-1